UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2016

Atlas Resource Partners, L.P.

(Exact name of registrant specified in its charter)

Delaware	001-35317	45-3591625
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On July 27, 2016, Atlas Resource Partners, L.P. (the “Partnership”) and certain of its subsidiaries (collectively with the Partnership, the “Companies”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court,” and the cases commenced thereby, the “Chapter 11 Filings”). The cases commenced thereby are expected to be jointly administered under the caption “In re: ATLAS RESOURCE PARTNERS, L.P., et al.” As previously disclosed, on July 25, 2016, the Companies and Atlas Energy Group, LLC, the Partnership’s general partner, solely with respect to certain sections thereof, entered into a Restructuring Support Agreement with lenders holding 100% of the First Lien Credit Facility (as defined below), lenders holding 100% of the Second Lien Term Loan (as defined below) and holders of approximately 80% of the Notes (as defined below) to consensually restructure the Companies’ obligations, and on the same day the Partnership commenced a solicitation of votes for a pre-packaged plan of reorganization (the “Plan”). The Companies expect to consummate the Plan and emerge from Chapter 11 before the end of the third quarter of 2016.

The Companies intend to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of Chapter 11 and the orders of the Bankruptcy Court. Under the Plan, all suppliers, vendors, employees, royalty owners, trade partners and landlords will be unimpaired by the Plan and will be satisfied in full in the ordinary course of business, and the Companies’ existing trade contracts and terms will be maintained. To assure ordinary course operations, the Companies are seeking approval from the Bankruptcy Court of a variety of “first day” motions, including motions seeking authority to use cash collateral on a consensual basis, pay wages and benefits for individuals who provide services to the Companies, and pay vendors, oil and gas obligations and other creditor claims in the ordinary course of business. Interested parties should review the Bankruptcy Court filings and other documents related to the Chapter 11 Filings, including those related to the “first day” motions, available on the website administered by the Companies’ claims agent, Epiq Systems, at http://dm.epiq11.com/Atlas. Information on such website or any other website is not incorporated by reference herein and does not constitute a part of this Current Report on Form 8-K.

The information in this Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes on the Plan, an offer to sell or the solicitation of an offer to buy any securities, nor should the information contained herein be relied on for any purpose with respect to the Plan. Holders of claims against Companies should refer to the information and the limitations and qualifications discussed in the Disclosure Statement, including the Plan attached thereto, which was filed as Exhibit 99.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2016. There can be no assurances that the Plan will be approved or confirmed pursuant to Chapter 11.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.03 concerning the Chapter 11 Filings is incorporated herein by reference.

The Chapter 11 Filings constituted an event of default that accelerated the obligations under the following debt instruments (collectively, the “Debt Documents”):

•	Second Amended and Restated Credit Agreement, dated as of July 31, 2013 by and among the Partnership, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended or supplemented modified from time to time (the “First Lien Credit Facility”);

•	Second Lien Credit Agreement, dated as of February 23, 2015 by and among the Partnership, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent, as amended or supplemented modified from time to time (the “Second Lien Term Loan”);

•	Indenture, dated as of January 23, 2013, by and among Atlas Resource Partners Holdings, LLC, Atlas Resource Finance Corporation, the Partnership, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee, relating to the Existing 7.75% Senior Notes, as amended or supplemented modified from time to time (the “7.75% Senior Notes”); and

•	Indenture, dated as of July 30, 2013, by and among Atlas Resource Partners Holdings, LLC, Atlas Resource Finance Corporation, the Partnership, certain subsidiary guarantors named therein and U.S. Bank National Association, as successor trustee, relating to the Existing 9.25% Senior Notes, as amended or supplemented modified from time to time (the “9.25% Senior Notes” and, together with the 7.75% Senior Notes, the “Notes”).

As of March 31, 2016, the Partnership’s significant funded debt obligations included: (a) approximately $674 million in principal amount of obligations under the First Lien Credit Facility; (b) approximately $250 million in principal amount of obligations under the Second Lien Term Loan; (c) approximately $354.7 million in principal amount of obligations under the 7.75% Senior Notes; and (d) approximately $312.9 million in principal amount of obligations under the 9.25% Senior Notes. Any efforts to enforce such payments are automatically stayed as a result of the Chapter 11 Filings, and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of Chapter 11. Pursuant to the Restructuring Support Agreement, the Partnership completed the sale of certain of its commodity hedge positions on July 25, 2016 and July 26, 2016 and used the proceeds to repay $233.5 million of borrowings outstanding under the First Lien Credit Facility. Accordingly, approximately $440 million remains outstanding under the First Lien Credit Facility and the Partnership has $17 million cash on hand as of July 27, 2016.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are, and other written and oral statements made by the Partnership’s representatives may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon information presently available to the Partnership and assumptions that it believes to be reasonable. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, risks and uncertainties associated with the Chapter 11 Filings, including the ability to consummate the Plan on the time frame contemplated; the potential adverse effects of the Chapter 11 Filings on the Partnership’s liquidity or results of operations; the ability to operate the business during the Chapter 11 proceedings; the effects of the Chapter 11 Filings on the Partnership’s business and the interests of various creditors, equity holders and other constituents; the length of time the Partnership will operate under Chapter 11; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Partnership’s ability to develop and consummate the Plan; those associated with general economic and business conditions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; the impact of the Partnership’s securities being quoted on the OTC rather than listed on the New York Stock Exchange; inability to obtain capital needed for operations; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in the Partnership’s reports filed with the SEC, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. Investors are cautioned that all such statements involve risks and uncertainties. Forward-looking statements speak only as of the date hereof, and the Partnership assumes no obligation to update such statements, except as may be required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P. By: Atlas Energy Group, LLC, its general partner

Dated: July 27, 2016	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer